CERTIFICATE OF AMENDMENT
                     TO THE CERTIFICATE OF INCORPORATION OF

                              NETWOLVES CORPORATION
                              ---------------------
                Under Section 805 of the Business Corporation Law


     WE, THE UNDERSIGNED, WALTER M. GROTEKE and PETER C. CASTLE, being respectively the Chairman of the Board and Vice President-Finance of NETWOLVES CORPORATION hereby certify:

     1. The name of the corporation is: NETWOLVES CORPORATION.

     2. The certificate of incorporation of said corporation was filed by the Department of State on January 5, 1970 under the original name of Watchdog Patrols, Inc.

     3. (a) The certificate of incorporation is amended to: (i) authorize series of the Company's authorized preferred stock, par value $.0033 per share (the "Preferred Stock"), and (ii) provide for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions of each series of Preferred Stock.

     (b) To effect the foregoing, Article FOURTH of the Certificate of Incorporation relating to the authorized shares of the corporation, is amended to read as follows:

          "FOURTH: The total number of shares of all classes of stock which the corporation shall have the authority to issue is FIFTY TWO MILLION (52,000,000) shares, of which FIFTY MILLION (50,000,000) shares shall be shares of common stock of the par value of $.0033 per share and TWO MILLION (2,000,000) shares shall be shares of Preferred Stock of the par value of $.0033 per share. The Preferred Stock may be issued in series and the number, designation, relative rights, preferences and limitations of shares of each series of Preferred Stock $.0033 per share par value shall be fixed by the Board of Directors.

          Of the 2,000,000 shares of Preferred Stock, 1,000,000 shares shall be designated as Series A Convertible Preferred Stock, par value $.0033 per share, 500,000 shares shall be designated as Series B Convertible Preferred Stock, par value $.0033 per share, and 100,000 shares shall be designated as Series C Convertible Preferred Stock, par value $.0033 per share.

     The Series A Convertible Preferred Stock shall have the following powers, designations, preferences and other special rights:

          1. Certain Definitions.

          "Average Price" means, with respect to any shares of stock or securities, including the Common Stock (as defined below), on any date of determination, the average for the thirty (30) consecutive Trading Days (as defined below) preceding and including such date of determination of the reported last sale prices per share on the principal national securities exchange or inter-dealer quotation system on which such stock or security is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange or inter-dealer quotation system or if last sale prices are not available, the average for the thirty (30) consecutive Trading Days preceding and including the date of determination of the average of the closing bid and asked prices per share or security in the over-the-counter market as published by the National Quotation Service or the OTC Bulletin Board or, if no such quotations are published or furnished, by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

          "Common Stock" means the common stock, $.0033 par value, of the Company, including the stock into which the Series A Convertible Preferred Stock is convertible, and any capital stock of any class of the Company thereafter authorized that shall not be limited to a fixed sum in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

          "Current Market Price" shall mean, with respect to any shares of capital stock or other securities, (i) if such stock or securities are listed or admitted to trading on a national securities exchange or an inter-dealer quotation system or traded in the over-the-counter market, the price per share or security, as the case may be, at the close of trading on the Trading Day on which the relevant determination is to be made or, if such day is not a Trading Day, the Trading Day immediately preceding such day and (ii) if such stock or security is not so listed, admitted or traded, the fair market value of such stock or security as determined by the Managing Directors of the Company or, if such parties cannot agree, as determined by an Independent Appraiser (as defined below).

          "Excluded  Stock" means (a) the Series A Convertible  Preferred Stock;
     (b) any Common Stock issued or to be issued (i) pursuant to the conversion of the Series A Convertible Preferred Stock (ii) pursuant to the exercise of any stock options or warrants currently outstanding or options or warrants issued after the date hereof having an exercise price equal to or greater than the Current Market Price, or (iii) except as otherwise provided herein, upon the actual issue of Common Stock or securities convertible into Common Stock at the time of exercise of any rights, options or warrants to purchase Common Stock or any securities convertible into Common Stock, as appropriate, or upon conversion or exchange of securities convertible into Common Stock; and (c) in addition to (a) and
     (b) hereof, an aggregate of 4,000,000 shares of Common Stock to be issued on or after January 1, 2003 at less than the Conversion Price either directly or on the conversion of any convertible securities issued after the date hereof.

          "Independent Appraiser" means an investment banking firm, appraisal firm or any other financial expert of recognized national standing in the
     United States, selected by the holders of a majority of the Series A Convertible Preferred Stock and reasonably acceptable to the Company, that does not (or whose directors, officers, employees, affiliates or stockholders do not) have a direct or indirect material financial interest in the Company or a 5% or greater holder of Series A Convertible Preferred Stock, who has not been, and, at the time called upon to give independent financial advice to the Company or a holder of Series A Convertible Preferred Stock, is not (and none of its directors, officers, affiliates or stockholders are) a promoter, director or officer of the Company.

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

          "Trading Day" means (i) if the relevant stock or security is listed or admitted for trading on the New York Stock Exchange or any other national securities exchange, a day on which such exchange is open for business;
     (ii) if the relevant stock or security is quoted on the Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; or (iii) if the relevant stock or security is not listed or admitted for trading on any national securities exchange or quoted on the Nasdaq National or SmallCap Markets or any other system of automated dissemination of quotation of securities prices, a day on which the relevant stock or security is traded in a regular way in the over-the-counter market and for which a closing bid and a closing asked price for such stock or security are available.

          2. Dividends.

          2A. The holders of the Series A Convertible Preferred Stock shall be entitled to receive dividends, which shall begin to accrue on and be cumulative from the date of issuance ("Issuance Date") of the Series A Convertible Preferred Stock (whether or not such dividends have been declared and whether or not there shall be net profits or net assets of the Company legally available for the payment of such dividends) in an annual amount equal to the issue price of such Series A Convertible Preferred Stock plus any accrued but unpaid dividends (the "Liquidation Preference") times eight percent (8%) through June 30, 2004 and thereafter times twelve (12%) (the "Dividend Amount"). The Dividend Amount shall be payable on July 1 of each year (the "Dividend Payment Dates") either in cash or in kind by issuance by the Company of additional shares of Series A Convertible Preferred Stock (the "PIK Shares") at the option of the Company. In the event that the applicable Dividend Amount is not paid in cash within thirty
     (30) days of the relevant Dividend Payment Date, the Company shall be deemed for all purposes to have elected to pay the relevant Dividend Amount in PIK Shares. If the Company elects or is deemed to have elected to pay any Dividend Amount in PIK Shares, each holder of Series A Convertible Preferred Stock shall be deemed to be the holder of record of such holder's pro rata share of the PIK Shares issuable with respect to the relevant
     Dividend Amount notwithstanding that the stock transfer books of the Company shall then be closed or that certificates evidencing such PIK Shares shall not have been actually delivered to such holder of Series A Convertible Preferred Stock. In the event that dividends on the Series A Convertible Preferred Stock are paid with PIK Shares, each such PIK Share
     (i) shall be valued at the then applicable Liquidation Preference per share and (ii) shall have the same Liquidation Preference as each share of Series A Convertible Preferred Stock with respect to which the PIK Share constituted a dividend. No dividends shall be paid on any Common Stock of the Company or any capital stock of the Company that ranks junior to or on parity with the Series A Convertible Preferred Stock during any fiscal year of the Company until dividends in the aggregate Dividend Amount per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series A Convertible Preferred Stock for the current and each prior Dividend Payment Date shall have been paid or declared and set apart for payment to the Series A Convertible Preferred Stock holders.

          2B. The amount of dividends payable for any period shorter than a full year shall be determined on the basis of twelve 30-day months and a 360-day year. Dividends paid on the shares of Series A Convertible Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by- share basis among all such shares at the time outstanding.

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

          2C. So long as any shares of the Series A Convertible Preferred Stock are outstanding, no dividends shall be declared or paid or set apart for payment on any other preferred stock of the Company of any series ranking, as to dividends, junior to or on a parity with the Series A Convertible Preferred Stock, unless a dividend shall be paid at the same time to each holder of Series A Convertible Preferred Stock, in an amount such that the holders of such other series of preferred stock, on the one hand, and the holders of Series A Convertible Preferred Stock, on the other, receive dividends in the same relative proportions that each would have received had all such shares of preferred stock been converted into Common Stock immediately prior to the declaration of a dividend on such preferred stock.

          3. Liquidation. (a) Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the shares of Series A Convertible Preferred Stock shall be entitled, before any distributions shall be made to the holders of the Common Stock, or any other class of capital stock of the Company ranking junior to the Series A Convertible Preferred Stock, to be paid an amount (the "Series A
     Liquidation Amount") equal to greater of (i) twice the Liquidation Preference per share (appropriately adjusted to reflect the occurrence of any stock split, stock dividend, stock combination, stock subdivision or like occurrences) or (ii) the aggregate pro rata liquidating distribution per share payable to holders of Series A Convertible Preferred Stock on an as-converted basis. Written notice of such liquidation, dissolution or winding up, stating a payment date, the Series A Liquidation Amount and the place where said sums shall be payable shall be given by mail, postage prepaid, not less than 30 or more than 60 days prior to the payment date stated therein, to the holders of record of the Series A Convertible Preferred Stock, such notice to be addressed to each shareholder at his post office address as shown by the records of the Company.


          (b) Any Acquisition or Asset Transfer may be regarded as a liquidation, dissolution or winding up of the Company for purposes of this
     Section 3 upon the election of the holders of at least a majority of the outstanding shares of Series A Convertible Preferred Stock (voting together as a single class). The Company will not enter into any transaction which provides for an Acquisition Asset Transfer without providing for the ability of the holders of the Series A Convertible Preferred Stock upon the affirmative vote of a majority as described in the preceding sentence) to receive consideration in connection with such transaction in an amount not less than the amount they would have received had the consideration payable by any third party in connection with such transaction been paid to the Company, which then completed a liquidation in accordance with this Section 3 (provided that for the purpose of calculating the pro forma Series A
     Liquidation Amount for purposes of such deemed liquidation, the word "twice" set forth in the preceding paragraph concerning the calculation fo the Series A Liquidation Amount shall be deemed to be replaced with the words "one and a half times"). Nothing in this Section 3 shall be construed to prevent the holders of the Series A Convertible Preferred Stock ,in lieu of any other rights described in this paragraph, from exercising their Conversion Rights at any time up to or simultaneous with any Acquisition or Asset Transfer.

          4. Conversion.

          The shares of Series A Convertible Preferred Stock shall be (i) subject to the following conversion terms and (ii) the holders of the

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

     Series A Convertible Preferred Stock shall have the right to convert their shares of Series A Convertible Preferred Stock into shares of Common Stock as follows (the "Conversion Rights"):

          4A. Right to Convert. Each Share of Series A Convertible Preferred Stock is convertible, without the payment of any additional consideration by the holder thereof, at any time at the option of the holder of such shares into the number of fully paid non-assessable shares of Common Stock equal to the quotient obtained by dividing (i) the product of the number of shares of Series A Convertible Preferred Stock being converted multiplied by $15.00, (ii) by the then current Conversion Price (the "Applicable Conversion Ratio"). The initial "Conversion Price" shall be $1.50. The
     Conversion Price is subject to further adjustment pursuant to the anti-dilution provisions described in Section 4D, E, F, G and H below.

          4B. Automatic Conversion. Each share of outstanding Series A Convertible Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Applicable Conversion Ratio, if, at any time following the Issuance Date and provided the Common Stock issuable upon conversion of the Preferred Stock is covered by a then current registration statement of the Company which has been declared effective by the Securities and Exchange Commission, (i) a closing takes place of a Public Offering (as defined below) at a price equal to or in excess of three times the Conversion Price. "Public Offering" shall mean a public offering of Common Stock subject to a firm commitment underwriting (an "Underwriting"), pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8) under the Securities Act of 1933, as amended (the "Act"), which registration statement and Underwriting cover the offer and the sale of Common Stock to the public for the account of the Company resulting in gross cash proceeds to the Company as seller of not less than $15,000,000, before deducting any underwriting commissions and other compensation, or (ii) the price of the Common Stock for any 30 consecutive trading days equals or exceeds three times the Conversion Price and the average daily trading volume for the Company's Common Stock for the 30 consecutive trading days exceeds 100,000 shares.

          4C. Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Series A Convertible Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash for any fractional share. Except in the case of a conversion pursuant to Section 4B hereof, before any holder of Series A Convertible Preferred Stock may convert the same into shares of Common Stock, each holder shall surrender the certificate or certificates therefor, duly endorsed for transfer, at the principal office of the Company or of any transfer agent for the Series A Convertible Preferred Stock, and shall give written notice to the Company at such office that such holder elects to convert the same. On the date of a conversion pursuant to Section 4B, any party entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of all such shares of Common Stock on such date, whether or not such holder has surrendered the certificate or certificates for such holder's shares of Series A Convertible Preferred Stock. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Convertible Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which it or he shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Except in the case of a conversion pursuant to Section 4(b), such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A

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

     Convertible Preferred Stock to be converted, the then holders of record of Series A Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          4D. Adjustment for Stock Splits and Combinations. If the Company, at any time or from time to time after the Issuance Date and prior to the automatic conversion of the Series A Convertible Preferred Stock pursuant to Section 4(B) hereof, effects a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series A Convertible Preferred Stock, the Applicable Conversion Ratio in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Issuance Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series A Convertible
     Preferred Stock, the Applicable Conversion Ratio in effect immediately before the effective date of the combination shall be proportionately increased. Any adjustment in the Applicable Conversion Ratio under this
     Section 4(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

          4E. Adjustment for Common Stock Dividends and Distributions. If the Company at any time or from time to time after the Issuance Date and prior to the automatic conversion of the Series A Convertible Preferred Stock pursuant to Section 4(B) hereof makes, or fixes a record date for, determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, in each such event, the Applicable Conversion Ratio then in effect shall be decreased as of the effective date of the issuance of such additional shares of Common Stock, or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Applicable Conversion Ratio then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or, the close of business on such record date as the case may be, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Applicable Conversion Ratio shall be recomputed accordingly as of the close of business on such record date and thereafter the Applicable Conversion Ratio shall be adjusted pursuant to this Section 4(e) to reflect the actual payment of such dividend or distribution.

          4F. Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Issuance Date and prior to the automatic conversion of the Series A Convertible Preferred Stock pursuant to Section 4(B) hereof, the Common Stock issuable upon the conversion of the Series A Convertible Preferred Stock is changed into the same or a different number of shares of any class or classes of stock of the Company, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer (as defined in sub-section (j) below) or a subdivision or combination of shares or stock dividend or a corporate reorganization, merger or consolidation provided for elsewhere in this
     Section 4, in any such event each holder of any shares of Series A Convertible Preferred Stock then outstanding shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and/or property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A Convertible Preferred

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

     Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

          4G. Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the Issuance Date and prior to the automatic conversion of the Series A Convertible Preferred Stock pursuant to Section 4(B) hereof, there is a capital reorganization of the Common Stock other than (i) an Acquisition or Asset Transfer (as defined in section 4(j) below), or (ii) a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4 (each such transaction described in the foregoing clauses
     (i) and (ii), a "Reorganization Transaction") as a part of such Reorganization Transaction, provision shall be made so that the holders of the Series A Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Convertible Preferred Stock the number of shares of stock or other securities or property of which they would be entitled to receive had they converted their shares of Series A Convertible Preferred Stock into shares of Common Stock on the date of (A) the first day immediately prior to the effective date of such Reorganization Transaction or (B) the record date for such Reorganization Transaction, whichever is applicable to the Reorganization Transaction. In any such case, all adjustments that otherwise would have been required to be made in the Applicable Conversion Ratio and the number of shares of Common Stock that the holders of Series A Convertible Preferred Stock are entitled to receive upon conversion of the Series A Convertible Preferred Stock pursuant to this Section 4 on or prior to such date shall be made prior to calculating the amount or number of securities and/or property receivable by such holders in connection with such Reorganization Transaction.

          4H. Sale of Shares At Price Below The Initial Conversion Price. If at any time or from time to time, subsequent to the Issuance Date and prior to the closing of the Public Offering referenced in this Section 4, the Company issues or sells, or is deemed to have issued or sold shares of its capital stock for consideration of a price of less than $1.50 per share, the Conversion Price shall be adjusted to be such lower price at which the Company issued or sold shares of its capital stock.

          For purposes of this Section 4H. sales or issuances of capital stock by the Company shall not include Excluded Stock or stock dividends, stock splits or reclassifications.

          4I. Certificate of Adjustment. In each case of an adjustment or readjustment of the Applicable Conversion Ratio and the number of shares of Common Stock or other securities thus issuable upon conversion of the Series A Convertible Preferred Stock, if the Series A Convertible Preferred Stock is then convertible pursuant to this Section 4, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A Convertible Preferred Stock at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

          4J. Certain Definitions. "Acquisition" shall mean any transaction or series of related transactions to which the Corporation is a party in which in excess of fifty percent (50%) of the Company's voting power is

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

     transferred. "Asset Transfer" shall mean a sale, lease or other disposition of all or substantially all of the assets of the Company.

          5. Voting Rights

          5A. Number of Votes. Except as otherwise required by law, the holders of Series A Convertible Preferred Stock and the holders of the Common Stock shall be entitled to notice of any stockholders' meeting and to vote any matter submitted to a stockholder vote, as a single class on the following basis:

          (a) Each share of Common Stock issued and outstanding shall have one vote per share; and

          (b) Each share of Series A Convertible Preferred Stock issued and outstanding shall have 10 votes per share.

          5B. Voting As a Class. Each share of Series A Convertible Preferred Stock issued and outstanding shall also be entitled to one vote on all matters as to which holders of Series A Convertible Preferred Stock are required to vote as a separate class pursuant to the New York Business Corporation Law, and the holders of a majority of the Series A Convertible Preferred Stock entitled to vote shall bind the entire class of Series A Convertible Preferred Stock.

          5C. Notices. The Company shall give the holders of the Series A Convertible Preferred Stock the same prior notice as given to holders of Common Stock according to the By- laws of the Company of any matter to be submitted to such holders for a vote.

          6. Principal Office; Notices

          The address of the principal office of the Company is located at 4002 Eisenhower Boulevard, Tampa, Florida 33634. Any notice or certificate required by the Certificate of Incorporation of the Company, as amended, or this Certificate of Designations to be delivered to any holder of Series A Convertible Preferred Stock shall be deemed given when personally delivered to such holder or upon deposit in the United States Mail, certified mail, return receipt requested and addressed to such holder at his or its address appearing on the books of the Company.

          7. Cancellation of Series A Convertible Preferred Stock

          In the event any shares of Series A Convertible Preferred Stock shall be converted, liquidated or redeemed, the shares so converted, liquidated or redeemed shall be canceled, shall return to the status of authorized, but unissued preferred stock of no designated series, and shall not be issuable by the Company as Series A Convertible Preferred Stock.

          8. Reservation of Shares

          Commencing on the Issuance Date, the Company shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Convertible Preferred Stock into shares of Common Stock, the full number of shares of Common Stock deliverable upon conversion of all of the shares of Series A Convertible Preferred Stock from time to time outstanding, taking into account all adjustments required herein in the Applicable Conversion Ratio. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversation of all of the then outstanding shares of Series A Convertible Preferred Stock pursuant to this Certificate of Designations, the Company shall take such corporate action as may, in the opinion of counsel to the Company, be necessary to increase the number of authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

          9. Amendments and Other Actions

          As long as any shares of Series A Convertible Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent) of the holders of all of the then outstanding shares of Series A Convertible Preferred Stock, voting as a separate class: in any manner alter or change the rights, preferences or privileges of the Series A Convertible Preferred Stock so as to affect adversely the Series A Convertible Preferred Stock; or in any manner create any new class or series of capital stock senior to the Series A Convertible Preferred Stock with respect to the right to receive dividends, or distributions upon liquidation, winding up or dissolution of the Company.

          Notwithstanding the foregoing, when authorized by resolutions of the Board of Directors, the Company may amend or supplement this Certificate without the consent of any holder of Series A Convertible Preferred Stock to cure any ambiguity, defect or inconsistency herein or make any other change herein, provided that each such amendments or supplements shall not adversely affect the interests of the holders thereof.

          10. Registration and Transfer

          The Company shall maintain at its principal executive offices (or at the offices of its transfer agent or such other office or agency of the Company as it may designate by notice to the holders of the Series A Convertible Preferred Stock) a stock register for the Series A Convertible Preferred Stock in which the Company shall record the names and addresses of person in whose name the shares of Series A Convertible Preferred Stock are issued, as well as the name and address of each permitted transferee thereof.

          Prior to due presentment for registration of any transferee of any Series A Convertible Preferred Stock, the Company may deem and treat the person in whose name any Series A Convertible Preferred Stock is registered as the absolute owner of such Series A Convertible Preferred Stock and the Company shall not be affected by notice to the contrary. All transfers of Series A Convertible Preferred Stock must be made pursuant to the applicable rules and regulations of federal and state securities laws.

          No service charge shall be made to a holder of Series A Convertible Preferred Stock for any registration, transfer or exchange.

     The Series B Convertible Preferred Stock shall have the following powers, designations, preferences and other special rights:

          1. Certain Definitions.

          "Average Price" means, with respect to any shares of stock or securities, including the Common Stock (as defined below), on any date of determination, the average for the thirty (30) consecutive Trading Days (as defined below) preceding and including such date of determination of the reported last sale prices per share on the principal national securities exchange or inter-dealer quotation system on which such stock or security is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange or inter-dealer quotation system or if last sale prices are not available, the average for the thirty (30) consecutive Trading Days preceding and including the date of determination of the average of the closing bid and asked prices per share or security in the over-the-counter market as published by the National Quotation Service or the OTC Bulletin Board or, if no such quotations are published or furnished, by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

          "Common Stock" means the common stock, $.0033 par value, of the Company, including the stock into which the Series B Convertible Preferred Stock is convertible, and any capital stock of any class of the Company thereafter authorized that shall not be limited to a fixed sum in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

          "Current Market Price" shall mean, with respect to any shares of capital stock or other securities, (i) if such stock or securities are listed or admitted to trading on a national securities exchange or an inter-dealer quotation system or traded in the over-the-counter market, the price per share or security, as the case may be, at the close of trading on the Trading Day on which the relevant determination is to be made or, if such day is not a Trading Day, the Trading Day immediately preceding such day and (ii) if such stock or security is not so listed, admitted or traded, the fair market value of such stock or security as determined by the Managing Directors of the Company or, if such parties cannot agree, as determined by an Independent Appraiser (as defined below).

          "Excluded  Stock" means (a) the Series B Convertible  Preferred Stock;
     (b) any Common Stock issued or to be issued (i) pursuant to the conversion of the Series B Convertible Preferred Stock (ii) pursuant to the exercise of any stock options or warrants currently outstanding or options or warrants issued after the date hereof having an exercise price equal to or greater than the Current Market Price, or (iii) except as otherwise provided herein, upon the actual issue of Common Stock or securities convertible into Common Stock at the time of exercise of any rights, options or warrants to purchase Common Stock or any securities convertible into Common Stock, as appropriate, or upon conversion or exchange of securities convertible into Common Stock; and (c) in addition to (a) and
     (b) hereof, an aggregate of 4,000,000 shares of Common Stock to be issued on or after January 1, 2003 at less than the Conversion Price either directly or on the conversion of any convertible securities issued after the date hereof.

          "Independent Appraiser" means an investment banking firm, appraisal firm or any other financial expert of recognized national standing in the
     United States, selected by the holders of a majority of the Series B Convertible Preferred Stock and reasonably acceptable to the Company, that does not (or whose directors, officers, employees, affiliates or stockholders do not) have a direct or indirect material financial interest in the Company or a 5% or greater holder of Series B Convertible Preferred Stock, who has not been, and, at the time called upon to give independent financial advice to the Company or a holder of Series B Convertible Preferred Stock, is not (and none of its directors, officers, affiliates or stockholders are) a promoter, director or officer of the Company.

          "Trading Day" means (i) if the relevant stock or security is listed or admitted for trading on the New York Stock Exchange or any other national securities exchange, a day on which such exchange is open for business;
     (ii) if the relevant stock or security is quoted on the Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; or (iii) if the relevant stock or security is not listed or admitted for trading on any national securities exchange or quoted on the Nasdaq National or SmallCap Markets or any other system of automated dissemination of quotation of securities prices, a day on which the relevant stock or security is traded in a regular way in the over-the-counter market and for which a closing bid and a closing asked price for such stock or security are available.

          2. Dividends.

          2A. The holders of the Series B Convertible Preferred Stock shall be entitled to receive dividends, which shall begin to accrue on and be cumulative from the date of issuance ("Issuance Date") of the Series B Convertible Preferred Stock (whether or not such dividends have been declared and whether or not there shall be net profits or net assets of the Company legally available for the payment of such dividends) in an annual amount equal to the issue price of such Series B Convertible Preferred Stock plus any accrued but unpaid dividends (the "Liquidation Preference") times eight percent (8%) through January 31, 2005 and thereafter times twelve (12%) (the "Dividend Amount"). The Dividend Amount shall be payable on February 1 of each year commencing 2004 (the "Dividend Payment Dates") either in cash or in kind by issuance by the Company of additional shares of Series B Convertible Preferred Stock (the "PIK Shares") at the option of the Company. In the event that the applicable Dividend Amount is not paid in cash within thirty (30) days of the relevant Dividend Payment Date, the Company shall be deemed for all purposes to have elected to pay the relevant Dividend Amount in PIK Shares. If the Company elects or is deemed to have elected to pay any Dividend Amount in PIK Shares, each holder of Series B Convertible Preferred Stock shall be deemed to be the holder of record of such holder's pro rata share of the PIK Shares issuable with respect to the relevant Dividend Amount notwithstanding that the stock transfer books of the Company shall then be closed or that certificates evidencing such PIK Shares shall not have been actually delivered to such holder of Series B Convertible Preferred Stock. In the event that dividends on the Series B Convertible Preferred Stock are paid with PIK Shares, each such PIK Share (i) shall be valued at the then applicable Liquidation Preference per share and (ii) shall have the same Liquidation Preference as each share of Series B Convertible Preferred Stock with respect to which the PIK Share constituted a dividend. No dividends shall be paid on any Common Stock of the Company or any capital stock of the Company that ranks junior to or on parity with the Series B Convertible Preferred Stock during any fiscal year of the Company until dividends in the aggregate Dividend Amount per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series B Convertible Preferred Stock for the current and each prior Dividend Payment Date shall have been paid or declared and set apart for payment to the Series B Convertible Preferred Stock holders.

          2B. The amount of dividends payable for any period shorter than a full year shall be determined on the basis of twelve 30-day months and a 360-day year. Dividends paid on the shares of Series B Convertible Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by- share basis among all such shares at the time outstanding.

          2C. So long as any shares of the Series B Convertible Preferred Stock are outstanding, no dividends shall be declared or paid or set apart for payment on any other preferred stock of the Company of any series ranking, as to dividends, junior to or on a parity with the Series B Convertible Preferred Stock, unless a dividend shall be paid at the same time to each holder of Series B Convertible Preferred Stock, in an amount such that the holders of such other series of preferred stock, on the one hand, and the holders of Series B Convertible Preferred Stock, on the other, receive dividends in the same relative proportions that each would have received had all such shares of preferred stock been converted into Common Stock immediately prior to the declaration of a dividend on such preferred stock.

          3. Liquidation. (a) Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the shares of Series B Convertible Preferred Stock shall be entitled, before any distributions shall be made to the holders of the Common Stock, or any other class of capital stock of the Company ranking junior to the Series B Convertible Preferred Stock, to be paid an amount (the "Series B
     Liquidation Amount") equal to greater of (i) twice the Liquidation Preference per share (appropriately adjusted to reflect the occurrence of any stock split, stock dividend, stock combination, stock subdivision or like occurrences) or (ii) the aggregate pro rata liquidating distribution per share payable to holders of Series B Convertible Preferred Stock on an as-converted basis. Written notice of such liquidation, dissolution or winding up, stating a payment date, the Series B Liquidation Amount and the place where said sums shall be payable shall be given by mail, postage prepaid, not less than 30 or more than 60 days prior to the payment date stated therein, to the holders of record of the Series B Convertible Preferred Stock, such notice to be addressed to each shareholder at his post office address as shown by the records of the Company.

          (b) Any Acquisition or Asset Transfer may be regarded as a liquidation, dissolution or winding up of the Company for purposes of this
     Section 3 upon the election of the holders of at least a majority of the outstanding shares of Series B Convertible Preferred Stock (voting together as a single class). The Company will not enter into any transaction which provides for an Acquisition Asset Transfer without providing for the ability of the holders of the Series B Convertible Preferred Stock upon the affirmative vote of a majority as described in the preceding sentence) to receive consideration in connection with such transaction in an amount not less than the amount they would have received had the consideration payable by any third party in connection with such transaction been paid to the Company, which then completed a liquidation in accordance with this Section 3 (provided that for the purpose of calculating the pro forma Series B
     Liquidation Amount for purposes of such deemed liquidation, the word "twice" set forth in the preceding paragraph concerning the calculation fo the Series B Liquidation Amount shall be deemed to be replaced with the words "one and a half times"). Nothing in this Section 3 shall be construed to prevent the holders of the Series B Convertible Preferred Stock ,in lieu of any other rights described in this paragraph, from exercising their Conversion Rights at any time up to or simultaneous with any Acquisition or Asset Transfer.

          (c) Holders of Series B Convertible Preferred Stock shall rank pari passu to the holders of Series A Convertible Preferred Stock under this paragraph 3.

          4. Conversion.

          The shares of Series B Convertible Preferred Stock shall be (i) subject to the following conversion terms and (ii) the holders of the Series B Convertible Preferred Stock shall have the right to convert their shares of Series B Convertible Preferred Stock into shares of Common Stock as follows (the "Conversion Rights"):

          4A. Right to Convert. Each Share of Series B Convertible Preferred Stock is convertible, without the payment of any additional consideration by the holder thereof, at any time at the option of the holder of such shares into the number of fully paid non-assessable shares of Common Stock equal to the quotient obtained by dividing (i) the product of the number of shares of Series B Convertible Preferred Stock being converted multiplied by $16.00, (ii) by the then current Conversion Price (the "Applicable Conversion Ratio"). The initial "Conversion Price" shall be $.80. The
     Conversion Price is subject to further adjustment pursuant to the anti-dilution provisions described in Section 4D, E, F, G and H below.

          4B. Automatic Conversion. Each share of outstanding Series B Convertible Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Applicable Conversion Ratio, if, at any time following the Issuance Date and provided the Common Stock issuable upon conversion of the Preferred Stock is covered by a then current registration statement of the Company which has been declared effective by the Securities and Exchange Commission, (i) a closing takes place of a Public Offering (as defined below) at a price equal to or in excess of three times the Conversion Price. "Public Offering" shall mean a public offering of Common Stock subject to a firm commitment underwriting (an "Underwriting"), pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8) under the Securities Act of 1933, as amended (the "Act"), which registration statement and Underwriting cover the offer and the sale of Common Stock to the public for the account of the Company resulting in gross cash proceeds to the Company as seller of not less than $15,000,000, before deducting any underwriting commissions and other compensation, or (ii) the price of the Common Stock for any 30 consecutive trading days equals or exceeds three times the Conversion Price and the average daily trading volume for the Company's Common Stock for the 30 consecutive trading days exceeds 100,000 shares.

          4C. Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Series B Convertible Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash for any fractional share. Except in the case of a conversion pursuant to Section 4B hereof, before any holder of Series B Convertible Preferred Stock may convert the same into shares of Common Stock, each holder shall surrender the certificate or certificates therefor, duly endorsed for transfer, at the principal office of the Company or of any transfer agent for the Series B Convertible Preferred Stock, and shall give written notice to the Company at such office that such holder elects to convert the same. On the date of a conversion pursuant to Section 4B, any party entitled to receive the shares of Common

     Stock issuable upon such conversion shall be treated for all purposes as the record holder of all such shares of Common Stock on such date, whether or not such holder has surrendered the certificate or certificates for such holder's shares of Series B Convertible Preferred Stock. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Convertible Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which it or he shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Except in the case of a conversion pursuant to Section 4(b), such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Convertible Preferred Stock to be converted, the then holders of record of Series B Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          4D. Adjustment for Stock Splits and Combinations. If the Company, at any time or from time to time after the Issuance Date and prior to the automatic conversion of the Series B Convertible Preferred Stock pursuant to Section 4(B) hereof, effects a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series B Convertible Preferred Stock, the Applicable Conversion Ratio in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Issuance Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series B Convertible
     Preferred Stock, the Applicable Conversion Ratio in effect immediately before the effective date of the combination shall be proportionately increased. Any adjustment in the Applicable Conversion Ratio under this
     Section 4(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

          4E. Adjustment for Common Stock Dividends and Distributions. If the Company at any time or from time to time after the Issuance Date and prior to the automatic conversion of the Series B Convertible Preferred Stock pursuant to Section 4(B) hereof makes, or fixes a record date for, determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, in each such event, the Applicable Conversion Ratio then in effect shall be decreased as of the effective date of the issuance of such additional shares of Common Stock, or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Applicable Conversion Ratio then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or, the close of business on such record date as the case may be, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Applicable Conversion Ratio shall be recomputed accordingly as of the close of business on such record date and thereafter the Applicable Conversion Ratio shall be adjusted pursuant to this Section 4(e) to reflect the actual payment of such dividend or distribution.

          4F. Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Issuance Date and prior to the automatic conversion of the Series B Convertible Preferred Stock pursuant to Section 4(B) hereof, the Common Stock issuable upon the conversion of the Series B Convertible Preferred Stock is changed into the same or a different number of shares of any class or classes of stock of the Company, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer (as defined in sub-section (j) below) or a subdivision or combination of shares or stock dividend or a corporate reorganization, merger or consolidation provided for elsewhere in this

     Section 4, in any such event each holder of any shares of Series B Convertible Preferred Stock then outstanding shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and/or property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series B Convertible Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

          4G. Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the Issuance Date and prior to the automatic conversion of the Series B Convertible Preferred Stock pursuant to Section 4(B) hereof, there is a capital reorganization of the Common Stock other than (i) an Acquisition or Asset Transfer (as defined in section 4(j) below), or (ii) a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4 (each such transaction described in the foregoing clauses
     (i) and (ii), a "Reorganization Transaction") as a part of such Reorganization Transaction, provision shall be made so that the holders of the Series B Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Convertible Preferred Stock the number of shares of stock or other securities or property of which they would be entitled to receive had they converted their shares of Series B Convertible Preferred Stock into shares of Common Stock on the date of (A) the first day immediately prior to the effective date of such Reorganization Transaction or (B) the record date for such Reorganization Transaction, whichever is applicable to the Reorganization Transaction. In any such case, all adjustments that otherwise would have been required to be made in the Applicable Conversion Ratio and the number of shares of Common Stock that the holders of Series B Convertible Preferred Stock are entitled to receive upon conversion of the Series B Convertible Preferred Stock pursuant to this Section 4 on or prior to such date shall be made prior to calculating the amount or number of securities and/or property receivable by such holders in connection with such Reorganization Transaction.

          4H. Sale of Shares At Price Below The Initial Conversion Price. If at any time or from time to time, subsequent to the Issuance Date and prior to the closing of the Public Offering referenced in this Section 4, the Company issues or sells, or is deemed to have issued or sold shares of its capital stock for consideration of a price of less than $.80 per share, the Conversion Price shall be adjusted to be such lower price at which the Company issued or sold shares of its capital stock.

     For purposes of this Section 4H. sales or issuances of capital stock by the Company shall not include Excluded Stock or stock dividends, stock splits or reclassifications.

          4I. Certificate of Adjustment. In each case of an adjustment or readjustment of the Applicable Conversion Ratio and the number of shares of Common Stock or other securities thus issuable upon conversion of the Series B Convertible Preferred Stock, if the Series B Convertible Preferred Stock is then convertible pursuant to this Section 4, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series B Convertible Preferred Stock at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

          4J. Certain Definitions. "Acquisition" shall mean any transaction or series of related transactions to which the Corporation is a party in which in excess of fifty percent (50%) of the Company's voting power is transferred. "Asset Transfer" shall mean a sale, lease or other disposition of all or substantially all of the assets of the Company.

          5. Voting Rights

          5A. Number of Votes. Except as otherwise required by law, the holders of Series B Convertible Preferred Stock and the holders of the Common Stock shall be entitled to notice of any stockholders' meeting and to vote any matter submitted to a stockholder vote, as a single class on the following basis:

               (a) Each share of Common Stock issued and outstanding shall have one vote per share; and

               (b) Each share of Series B Convertible Preferred Stock issued and outstanding shall have 10 votes per share.

          5B. Voting As a Class. Each share of Series B Convertible Preferred Stock issued and outstanding shall also be entitled to one vote on all matters as to which holders of Series B Convertible Preferred Stock are required to vote as a separate class pursuant to the New York Business Corporation Law, and the holders of a majority of the Series B Convertible Preferred Stock entitled to vote shall bind the entire class of Series B Convertible Preferred Stock.

          5C. Notices. The Company shall give the holders of the Series B Convertible Preferred Stock the same prior notice as given to holders of Common Stock according to the By- laws of the Company of any matter to be submitted to such holders for a vote.

          6. Principal Office; Notices

          The address of the principal office of the Company is located at 4002 Eisenhower Boulevard, Tampa, Florida 33634. Any notice or certificate required by the Certificate of Incorporation of the Company, as amended, or this Certificate of Designations to be delivered to any holder of Series B Convertible Preferred Stock shall be deemed given when personally delivered to such holder or upon deposit in the United States Mail, certified mail, return receipt requested and addressed to such holder at his or its address appearing on the books of the Company.

          7. Cancellation of Series B Convertible Preferred Stock

          In the event any shares of Series B Convertible Preferred Stock shall be converted, liquidated or redeemed, the shares so converted, liquidated or redeemed shall be canceled, shall return to the status of authorized, but unissued preferred stock of no designated series, and shall not be issuable by the Company as Series B Convertible Preferred Stock.

          8. Reservation of Shares

          Commencing on the Issuance Date, the Company shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series B Convertible Preferred Stock into shares of Common Stock, the full number of shares of Common Stock deliverable upon conversion of all of the shares of Series B Convertible Preferred Stock from time to time outstanding, taking into account all adjustments required herein in the Applicable Conversion Ratio. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversation of all of the then outstanding shares of Series B Convertible Preferred Stock pursuant to this Certificate of Designations, the Company shall take such corporate action as may, in the opinion of counsel to the Company, be necessary to increase the number of authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

          9. Amendments and Other Actions

          As long as any shares of Series B Convertible Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent) of the holders of all of the then outstanding shares of Series B Convertible Preferred Stock, voting as a separate class: in any manner alter or change the rights, preferences or privileges of the Series B Convertible Preferred Stock so as to affect adversely the Series B Convertible Preferred Stock; or in any manner create any new class or series of capital stock senior to the Series B Convertible Preferred Stock with respect to the right to receive dividends, or distributions upon liquidation, winding up or dissolution of the Company.

          Notwithstanding the foregoing, when authorized by resolutions of the Board of Directors, the Company may amend or supplement this Certificate without the consent of any holder of Series B Convertible Preferred Stock to cure any ambiguity, defect or inconsistency herein or make any other change herein, provided that each such amendments or supplements shall not adversely affect the interests of the holders thereof.

          10. Registration and Transfer

          The Company shall maintain at its principal executive offices (or at the offices of its transfer agent or such other office or agency of the Company as it may designate by notice to the holders of the Series B Convertible Preferred Stock) a stock register for the Series B Convertible Preferred Stock in which the Company shall record the names and addresses of person in whose name the shares of Series B Convertible Preferred Stock are issued, as well as the name and address of each permitted transferee thereof.

          Prior to due presentment for registration of any transferee of any Series B Convertible Preferred Stock, the Company may deem and treat the person in whose name any Series B Convertible Preferred Stock is registered as the absolute owner of such Series B Convertible Preferred Stock and the Company shall not be affected by notice to the contrary. All transfers of Series B Convertible Preferred Stock must be made pursuant to the applicable rules and regulations of federal and state securities laws.

          No service charge shall be made to a holder of Series B Convertible Preferred Stock for any registration, transfer or exchange.

     The Series C Convertible Preferred Stock shall have the following powers, designations, preferences and other special rights:

          1. Certain Definitions.

          "Average Price" means, with respect to any shares of stock or securities, including the Common Stock (as defined below), on any date of determination, the average for the thirty (30) consecutive Trading Days (as defined below) preceding and including such date of determination of the reported last sale prices per share on the principal national securities exchange or inter-dealer quotation system on which such stock or security is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange or inter-dealer quotation system or if last sale prices are not available, the average for the thirty (30) consecutive Trading Days preceding and including the date of determination of the average of the closing bid and asked prices per share or security in the over-the-counter market as published by the National Quotation Service or the OTC Bulletin Board or, if no such quotations are published or furnished, by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

          "Common Stock" means the common stock, $.0033 par value, of the Company, including the stock into which the Series C Convertible Preferred Stock is convertible, and any capital stock of any class of the Company thereafter authorized that shall not be limited to a fixed sum in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

          "Current Market Price" shall mean, with respect to any shares of capital stock or other securities, (i) if such stock or securities are listed or admitted to trading on a national securities exchange or an inter-dealer quotation system or traded in the over-the-counter market, the price per share or security, as the case may be, at the close of trading on the Trading Day on which the relevant determination is to be made or, if such day is not a Trading Day, the Trading Day immediately preceding such day and (ii) if such stock or security is not so listed, admitted or traded, the fair market value of such stock or security as determined by the Managing Directors of the Company or, if such parties cannot agree, as determined by an Independent Appraiser (as defined below).

          "Excluded  Stock" means (a) the Series C Convertible  Preferred Stock;
     (b) any Common Stock issued or to be issued (i) pursuant to the conversion of the Series C Convertible Preferred Stock (ii) pursuant to the exercise of any stock options or warrants currently outstanding or options or warrants issued after the date hereof having an exercise price equal to or greater than the Current Market Price, or (iii) except as otherwise provided herein, upon the actual issue of Common Stock or securities convertible into Common Stock at the time of exercise of any rights, options or warrants to purchase Common Stock or any securities convertible into Common Stock, as appropriate, or upon conversion or exchange of securities convertible into Common Stock; and (c) in addition to (a) and
     (b) hereof, an aggregate of 4,000,000 shares of Common Stock to be issued on or after January 1, 2003 at less than the Conversion Price either directly or on the conversion of any convertible securities issued after the date hereof.

          "Independent Appraiser" means an investment banking firm, appraisal firm or any other financial expert of recognized national standing in the
     United States, selected by the holders of a majority of the Series C Convertible Preferred Stock and reasonably acceptable to the Company, that does not (or whose directors, officers, employees, affiliates or stockholders do not) have a direct or indirect material financial interest in the Company or a 5% or greater holder of Series C Convertible Preferred Stock, who has not been, and, at the time called upon to give independent financial advice to the Company or a holder of Series C Convertible Preferred Stock, is not (and none of its directors, officers, affiliates or stockholders are) a promoter, director or officer of the Company.

          "Trading Day" means (i) if the relevant stock or security is listed or admitted for trading on the New York Stock Exchange or any other national securities exchange, a day on which such exchange is open for business;
     (ii) if the relevant stock or security is quoted on the Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; or (iii) if the relevant stock or security is not listed or admitted for trading on any national securities exchange or quoted on the Nasdaq National or SmallCap Markets or any other system of automated dissemination of quotation of securities prices, a day on which the relevant stock or security is traded in a regular way in the over-the-counter market and for which a closing bid and a closing asked price for such stock or security are available.

          2. Dividends.

          2A. The holders of the Series C Convertible Preferred Stock shall be entitled to receive dividends, which shall begin to accrue on and be cumulative from the date of issuance ("Issuance Date") of the Series C Convertible Preferred Stock (whether or not such dividends have been declared and whether or not there shall be net profits or net assets of the Company legally available for the payment of such dividends) in an annual amount equal to the issue price of such Series C Convertible Preferred Stock plus any accrued but unpaid dividends (the "Liquidation Preference") times seven percent (7%) through April 30, 2005 and thereafter times nine (9%) (the "Dividend Amount"). The Dividend Amount shall be payable on May 1 of each year commencing 2004 (the "Dividend Payment Dates") either in cash or in kind by issuance by the Company of additional shares of Series C Convertible Preferred Stock (the "PIK Shares") at the option of the Company. In the event that the applicable Dividend Amount is not paid in cash within thirty (30) days of the relevant Dividend Payment Date, the Company shall be deemed for all purposes to have elected to pay the relevant Dividend Amount in PIK Shares. If the Company elects or is deemed to have elected to pay any Dividend Amount in PIK Shares, each holder of Series C Convertible Preferred Stock shall be deemed to be the holder of record of such holder's pro rata share of the PIK Shares issuable with respect to the relevant Dividend Amount notwithstanding that the stock transfer books of the Company shall then be closed or that certificates evidencing such PIK Shares shall not have been actually delivered to such holder of Series C Convertible Preferred Stock. In the event that dividends on the Series C Convertible Preferred Stock are paid with PIK Shares, each such PIK Share (i) shall be valued at the then applicable Liquidation Preference per share and (ii) shall have the same Liquidation Preference as each share of Series C Convertible Preferred Stock with respect to which the PIK Share constituted a dividend. No dividends shall be paid on any Common Stock of the Company or any capital stock of the Company that ranks junior to or on parity with the Series C Convertible Preferred Stock during any fiscal year of the Company until dividends in the aggregate Dividend Amount per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) of Series C Convertible Preferred Stock for the current and each prior Dividend Payment Date shall have been paid or declared and set apart for payment to the Series C Convertible Preferred Stock holders.

          2B. The amount of dividends payable for any period shorter than a full year shall be determined on the basis of twelve 30-day months and a 360-day year. Dividends paid on the shares of Series C Convertible Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

          2C. So long as any shares of the Series C Convertible Preferred Stock are outstanding, no dividends shall be declared or paid or set apart for payment on any other preferred stock of the Company of any series ranking, as to dividends, junior to or on a parity with the Series C Convertible Preferred Stock, unless a dividend shall be paid at the same time to each holder of Series C Convertible Preferred Stock, in an amount such that the holders of such other series of preferred stock, on the one hand, and the holders of Series C Convertible Preferred Stock, on the other, receive dividends in the same relative proportions that each would have received had all such shares of preferred stock been converted into Common Stock immediately prior to the declaration of a dividend on such preferred stock.

          3. Liquidation. (a) Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the shares of Series C Convertible Preferred Stock shall be entitled, before any distributions shall be made to the holders of the Common Stock, or any other class of capital stock of the Company ranking junior to the Series C Convertible Preferred Stock, to be paid an amount (the "Series C Liquidation Amount") equal to greater of (i) the Liquidation Preference per share (appropriately adjusted to reflect the occurrence of any stock split, stock dividend, stock combination, stock subdivision or like occurrences) or (ii) the aggregate pro rata liquidating distribution per share payable to holders of Series C Convertible Preferred Stock on an as-converted basis. Written notice of such liquidation, dissolution or winding up, stating a payment date, the Series C Liquidation Amount and the place where said sums shall be payable shall be given by mail, postage prepaid, not less than 30 or more than 60 days prior to the payment date stated therein, to the holders of record of the Series C Convertible Preferred Stock, such notice to be addressed to each shareholder at his post office address as shown by the records of the Company.

          (b) Any Acquisition or Asset Transfer may be regarded as a liquidation, dissolution or winding up of the Company for purposes of this
     Section 3 upon the election of the holders of at least a majority of the outstanding shares of Series C Convertible Preferred Stock (voting together as a single class). The Company will not enter into any transaction which provides for an Acquisition Asset Transfer without providing for the ability of the holders of the Series C Convertible Preferred Stock upon the affirmative vote of a majority as described in the preceding sentence) to receive consideration in connection with such transaction in an amount not less than the amount they would have received had the consideration payable by any third party in connection with such transaction been paid to the Company, which then completed a liquidation in accordance with this Section
     3. Nothing in this Section 3 shall be construed to prevent the holders of the Series C Convertible Preferred Stock ,in lieu of any other rights described in this paragraph, from exercising their Conversion Rights at any time up to or simultaneous with any Acquisition or Asset Transfer.

          (c) Holders of Series C Convertible Preferred Stock shall rank pari passu to the holders of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock under this paragraph 3.

          4. Conversion.

          The shares of Series C Convertible Preferred Stock shall be (i) subject to the following conversion terms and (ii) the holders of the Series C Convertible Preferred Stock shall have the right to convert their shares of Series C Convertible Preferred Stock into shares of Common Stock as follows (the "Conversion Rights"):

          4A. Right to Convert. Each Share of Series C Convertible Preferred Stock is convertible, without the payment of any additional consideration by the holder thereof, at any time at the option of the holder of such shares into the number of fully paid non-assessable shares of Common Stock equal to the quotient obtained by dividing (i) the product of the number of shares of Series C Convertible Preferred Stock being converted multiplied by $60.00, (ii) by the then current Conversion Price (the "Applicable Conversion Ratio"). The initial "Conversion Price" shall be $1.00. The
     Conversion Price is subject to further adjustment pursuant to the anti-dilution provisions described in Section 4D, E, F, G and H below.

          4B. Automatic Conversion. Each share of outstanding Series C Convertible Preferred Stock shall automatically be converted into shares of Common Stock at the then effective Applicable Conversion Ratio, if, at any time following the Issuance Date and provided the Common Stock issuable upon conversion of the Preferred Stock is covered by a then current registration statement of the Company which has been declared effective by the Securities and Exchange Commission, (i) a closing takes place of a Public Offering (as defined below) at a price equal to or in excess of three times the Conversion Price. "Public Offering" shall mean a public offering of Common Stock subject to a firm commitment underwriting (an "Underwriting"), pursuant to an effective registration statement (other than a registration statement on Form S-4 or S-8) under the Securities Act of 1933, as amended (the "Act"), which registration statement and Underwriting cover the offer and the sale of Common Stock to the public for the account of the Company resulting in gross cash proceeds to the Company as seller of not less than $15,000,000, before deducting any underwriting commissions and other compensation, or (ii) the price of the Common Stock for any 30 consecutive trading days equals or exceeds three times the Conversion Price and the average daily trading volume for the Company's Common Stock for the 30 consecutive trading days exceeds 100,000 shares.

          4C. Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Series C Convertible Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall pay cash for any fractional share. Except in the case of a conversion pursuant to Section 4B hereof, before any holder of Series C Convertible Preferred Stock may convert the same into shares of Common Stock, each holder shall surrender the certificate or certificates therefor, duly endorsed for transfer, at the principal office of the Company or of any transfer agent for the Series C Convertible Preferred Stock, and shall give written notice to the Company at such office that such holder elects to convert the same. On the date of a conversion pursuant to Section 4B, any party entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of all such shares of Common Stock on such date, whether or not such holder has surrendered the certificate or certificates for such holder's shares of Series C Convertible Preferred Stock. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series C Convertible Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which it or he shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Except in the case of a conversion pursuant to Section 4(b), such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series C Convertible Preferred Stock to be converted, the then holders of record of Series C Convertible Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

          4D. Adjustment for Stock Splits and Combinations. If the Company, at any time or from time to time after the Issuance Date and prior to the automatic conversion of the Series C Convertible Preferred Stock pursuant to Section 4(B) hereof, effects a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series C Convertible Preferred Stock, the Applicable Conversion Ratio in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Issuance Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series C Convertible
     Preferred Stock, the Applicable Conversion Ratio in effect immediately before the effective date of the combination shall be proportionately increased. Any adjustment in the Applicable Conversion Ratio under this
     Section 4(d) shall become effective at the close of business on the date the subdivision or combination becomes effective.

          4E. Adjustment for Common Stock Dividends and Distributions. If the Company at any time or from time to time after the Issuance Date and prior to the automatic conversion of the Series C Convertible Preferred Stock pursuant to Section 4(B) hereof makes, or fixes a record date for, determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, in each such event, the Applicable Conversion Ratio then in effect shall be decreased as of the effective date of the issuance of such additional shares of Common Stock, or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Applicable Conversion Ratio then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or, the close of business on such record date as the case may be, and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Applicable Conversion Ratio shall be recomputed accordingly as of the close of business on such record date and thereafter the Applicable Conversion Ratio shall be adjusted pursuant to this Section 4(e) to reflect the actual payment of such dividend or distribution.

          4F. Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Issuance Date and prior to the automatic conversion of the Series C Convertible Preferred Stock pursuant to Section 4(B) hereof, the Common Stock issuable upon the conversion of the Series C Convertible Preferred Stock is changed into the same or a different number of shares of any class or classes of stock of the Company, whether by recapitalization, reclassification or otherwise (other than an Acquisition or Asset Transfer (as defined in sub-section (j) below) or a subdivision or combination of shares or stock dividend or a corporate reorganization, merger or consolidation provided for elsewhere in this
     Section  4, in any  such  event  each  holder  of any  shares  of  Series C

     Convertible   Preferred  Stock  then  outstanding   shall  have  the  right
     thereafter to convert such stock into the kind and amount of stock and other securities and/or property receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series C Convertible Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.

          4G. Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the Issuance Date and prior to the automatic conversion of the Series C Convertible Preferred Stock pursuant to Section 4(B) hereof, there is a capital reorganization of the Common Stock other than (i) an Acquisition or Asset Transfer (as defined in section 4(j) below), or (ii) a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 4 (each such transaction described in the foregoing clauses
     (i) and (ii), a "Reorganization Transaction") as a part of such Reorganization Transaction, provision shall be made so that the holders of the Series C Convertible Preferred Stock shall thereafter be entitled to receive upon conversion of the Series C Convertible Preferred Stock the number of shares of stock or other securities or property of which they would be entitled to receive had they converted their shares of Series C Convertible Preferred Stock into shares of Common Stock on the date of (A) the first day immediately prior to the effective date of such Reorganization Transaction or (B) the record date for such Reorganization Transaction, whichever is applicable to the Reorganization Transaction. In any such case, all adjustments that otherwise would have been required to be made in the Applicable Conversion Ratio and the number of shares of Common Stock that the holders of Series C Convertible Preferred Stock are entitled to receive upon conversion of the Series C Convertible Preferred Stock pursuant to this Section 4 on or prior to such date shall be made prior to calculating the amount or number of securities and/or property receivable by such holders in connection with such Reorganization Transaction.

          4H. Sale of Shares At Price Below The Initial Conversion Price. If at any time or from time to time, subsequent to the Issuance Date and prior to the closing of the Public Offering referenced in this Section 4, the Company issues or sells, or is deemed to have issued or sold shares of its capital stock for consideration of a price of less than $1.00 per share, the Conversion Price shall be adjusted to be such lower price at which the Company issued or sold shares of its capital stock.

     For purposes of this Section 4H. sales or issuances of capital stock by the Company shall not include Excluded Stock or stock dividends, stock splits or reclassifications.

          4I. Certificate of Adjustment. In each case of an adjustment or readjustment of the Applicable Conversion Ratio and the number of shares of Common Stock or other securities thus issuable upon conversion of the Series C Convertible Preferred Stock, if the Series C Convertible Preferred Stock is then convertible pursuant to this Section 4, the Company, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series C Convertible Preferred Stock at the holder's address as shown in the Company's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based.

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

          4J. Certain Definitions. "Acquisition" shall mean any transaction or series of related transactions to which the Corporation is a party in which in excess of fifty percent (50%) of the Company's voting power is transferred. "Asset Transfer" shall mean a sale, lease or other disposition of all or substantially all of the assets of the Company.

          5. Voting Rights

          5A. Number of Votes. Except as otherwise required by law, the holders of Series C Convertible Preferred Stock and the holders of the Common Stock shall be entitled to notice of any stockholders' meeting and to vote any matter submitted to a stockholder vote, as a single class on the following basis:

               (a) Each share of Common Stock issued and outstanding shall have one vote per share; and

               (b) Each share of Series C Convertible Preferred Stock issued and outstanding shall have 15 votes per share.

          5B. Voting As a Class. Each share of Series C Convertible Preferred Stock issued and outstanding shall also be entitled to one vote on all matters as to which holders of Series C Convertible Preferred Stock are required to vote as a separate class pursuant to the New York Business Corporation Law, and the holders of a majority of the Series C Convertible Preferred Stock entitled to vote shall bind the entire class of Series C Convertible Preferred Stock.

          5C. Notices. The Company shall give the holders of the Series C Convertible Preferred Stock the same prior notice as given to holders of Common Stock according to the By- laws of the Company of any matter to be submitted to such holders for a vote.

          6. Principal Office; Notices

          The address of the principal office of the Company is located at 4002 Eisenhower Boulevard, Tampa, Florida 33634. Any notice or certificate required by the Certificate of Incorporation of the Company, as amended, or this Certificate of Designations to be delivered to any holder of Series C Convertible Preferred Stock shall be deemed given when personally delivered to such holder or upon deposit in the United States Mail, certified mail, return receipt requested and addressed to such holder at his or its address appearing on the books of the Company.

          7. Cancellation of Series C Convertible Preferred Stock

          In the event any shares of Series C Convertible Preferred Stock shall be converted, liquidated or redeemed, the shares so converted, liquidated or redeemed shall be canceled, shall return to the status of authorized, but unissued preferred stock of no designated series, and shall not be issuable by the Company as Series C Convertible Preferred Stock.

          8. Reservation of Shares

          Commencing on the Issuance Date, the Company shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series C Convertible Preferred Stock into shares of Common Stock,

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

     the full number of shares of Common Stock deliverable upon conversion of all of the shares of Series C Convertible Preferred Stock from time to time outstanding, taking into account all adjustments required herein in the Applicable Conversion Ratio. If at any time the number of authorized but unissued shares of Common Stock is not sufficient to effect the conversation of all of the then outstanding shares of Series C Convertible Preferred Stock pursuant to this Certificate of Designations, the Company shall take such corporate action as may, in the opinion of counsel to the Company, be necessary to increase the number of authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

          9. Amendments and Other Actions

          As long as any shares of Series C Convertible Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent) of the holders of all of the then outstanding shares of Series C Convertible Preferred Stock, voting as a separate class: in any manner alter or change the rights, preferences or privileges of the Series C Convertible Preferred Stock so as to affect adversely the Series C Convertible Preferred Stock; or in any manner create any new class or series of capital stock senior to the Series C Convertible Preferred Stock with respect to the right to receive dividends, or distributions upon liquidation, winding up or dissolution of the Company.

          Notwithstanding the foregoing, when authorized by resolutions of the Board of Directors, the Company may amend or supplement this Certificate without the consent of any holder of Series C Convertible Preferred Stock to cure any ambiguity, defect or inconsistency herein or make any other change herein, provided that each such amendments or supplements shall not adversely affect the interests of the holders thereof.

          10. Registration and Transfer

          The Company shall maintain at its principal executive offices (or at the offices of its transfer agent or such other office or agency of the Company as it may designate by notice to the holders of the Series C Convertible Preferred Stock) a stock register for the Series C Convertible Preferred Stock in which the Company shall record the names and addresses of person in whose name the shares of Series C Convertible Preferred Stock are issued, as well as the name and address of each permitted transferee thereof.

          Prior to due presentment for registration of any transferee of any Series C Convertible Preferred Stock, the Company may deem and treat the person in whose name any Series C Convertible Preferred Stock is registered as the absolute owner of such Series C Convertible Preferred Stock and the Company shall not be affected by notice to the contrary. All transfers of Series C Convertible Preferred Stock must be made pursuant to the applicable rules and regulations of federal and state securities laws.

          No service charge shall be made to a holder of Series C Convertible Preferred Stock for any registration, transfer or exchange.

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

          4. The amendment was authorized by a vote at a meeting of the Board of Directors of the corporation.


                                /s/ Walter M. Groteke
                                Walter M. Groteke
                                Chairman of the Board


                                /s/ Peter C. Castle
                                Peter C. Castle
                                Vice President-Finance

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


                            CERTIFICATE OF AMENDMENT
                     TO THE CERTIFICATE OF INCORPORATION OF



                              NETWOLVES CORPORATION
                              ---------------------

                Under Section 805 of the Business Corporation Law














                       Beckman, Lieberman & Barandes, LLP
                             100 Jericho Quadrangle
                                    Suite 225
                             Jericho, New York 11753




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